ASSIGNMENT AND ASSUMPTION OF AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY AND ESCROW
INSTRUCTIONS

THIS ASSIGNMENT AND ASSUMPTION OF AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY AND ESCROW INSTRUCTIONS (this “Assignment”) dated as of August 15, 2007, is made and entered into by and between TRIPLE NET PROPERTIES, LLC, a Virginia limited liability company (“Assignor”), and NNN HEALTHCARE/OFFICE REIT MARKET EXCHANGE, LLC, a Delaware limited liability company (“Assignee”), with reference to the following Recitals:

R E C I T A L S

A. Assignor is “Buyer” under that certain Agreement for Purchase and Sale of Real Property and Escrow Instructions dated July 30, 2007, as amended (the “Purchase Agreement”), wherein Assignor agreed to purchase certain real property commonly known as (i) 4 Market Exchange, 500 East Main Street, Columbus, Ohio 43215, (ii) 1 Market Exchange, 515 East Main Street, Columbus, Ohio 43215, and (iii) the Mound Street Parking Lot, as more particularly described in the Purchase Agreement, on the terms and conditions set forth in the Purchase Agreement.

B. Assignor desires to assign to Assignee, and Assignee desires to assume from Assignor, all of Assignor’s right, title and interest in, to and under the Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing Recitals (which are incorporated herein by this reference) and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor and Assignee hereby agree as follows:

A G R E E M E N T

1. Assignment; Assumption. Assignor hereby transfers and assigns to Assignee all of Assignor’s right, title and interest as “Buyer” or otherwise in, to and under the Purchase Agreement. By executing this Assignment, Assignee hereby accepts such assignment and expressly agrees to assume and be bound by all of the provisions of the Purchase Agreement from and after the date hereof.

2. Obligation of Assignor. This Assignment shall not relieve Assignor from any of its obligations under the Purchase Agreement until the Close of Escrow.

3. Successors and Assigns. This Assignment shall inure to the benefit of, and be binding upon, the successors, executors, administrators, legal representatives and assigns of the parties hereto.

4. Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed a part of an original and all of which together shall constitute one agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Assignment to be executed by their duly authorized representatives as of the date first written above.

ASSIGNOR:

TRIPLE NET PROPERTIES, LLC,
a Virginia limited liability company

By: /s/ Rick Hutton
Name: Rick Hutton
Title: Executive Vice President

ASSIGNEE:

NNN HEALTHCARE/OFFICE REIT MARKET EXCHANGE, LLC,

a Delaware limited liability company

By: /s/ Andrea R. Biller

Authorized Signatory

Andrea R. Biller
Executive Vice President